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                                                            Exhibit No. 23.1
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Primark Corporation's Registration Statements No. 2-92579, 33-77751, 33-23876, 33-6009, 33-49132 and
33-49134 on Form S-8 and No. 33-67888 on Form S-3 of our reports dated
February 3, 1995 and January 29, 1993, except for Note 12, which date is September 6, 1993, appearing in the Form 8-K/A of Primark Corporation regarding the acquisition of Disclosure, Inc.







Leslie Sufrin and Company, P.C.
New York, New York
November 27, 1995